UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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FIVE OAKS INVESTMENT CORP.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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230 Park Avenue, 9th Floor,
New York, NY 10169

April 30, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Five Oaks Investment Corp., a Maryland corporation, to be held on Thursday, June 21, 2018 at 9:30 a.m., local time, at the offices of Dentons US LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020. During the meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet increases the ability of our stockholders to access the information they need, while reducing the environmental impact of our Annual Meeting. For more information, please see the Questions and Answers section of this proxy statement.

We hope you will be able to attend the meeting. If you would like to obtain directions to attend the Annual Meeting and vote in person, please contact us at (212) 257-5070, so that we may register you as a guest for building security purposes. If you decide to attend in person, please bring a government issued identification card and proof of stock ownership as of the record date of April 27, 2018.

Your vote is important. Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

On behalf of the board of directors, I extend our appreciation for your continued support.

Respectfully yours,

James P. Flynn
Chief Executive Officer

230 Park Avenue, 9th Floor,
New York, NY 10169

NOTICE OF
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2018

April 30, 2018

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Five Oaks Investment Corp., a Maryland corporation, will be held on Thursday, June 21, 2018, at 9:30 a.m., local time, at the offices of Dentons US LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020. The purposes of the meeting are to:

1.	Elect the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be duly elected and shall qualify: James C. Hunt, Neil A. Cummins, William A. Houlihan, Walter C. Keenan and David Oston;
2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accountants for our fiscal year ending December 31, 2018; and
3.	Transact any other business that properly comes before the meeting, or any adjournment or postponement thereof.

The record date for the 2018 Annual Meeting is April 27, 2018. If you held shares of common stock of Five Oaks Investment Corp. at the close of business on that date, you are entitled to notice of and to vote at the annual meeting, or any adjournment or postponement thereof. Holders of our Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, are not entitled to vote at the 2018 Annual Meeting.

We are pleased to save costs and help protect the environment using the “Notice and Access” method of delivery for our proxy materials. Instead of receiving paper copies of our proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2017, in the mail, common stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an Internet website address where stockholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

Your vote is important. Whether or not you are able to attend the meeting in person, please vote via the Internet, the toll-free telephone number, or by returning the enclosed proxy card by mail so that your shares may be represented at the meeting. Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies. The ballot you submit at the 2018 Annual Meeting will supersede any prior vote.

By order of the board of directors,

James P. Flynn Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2018
Our Notice of 2018 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the internet at www.proxyvote.com. If you want to receive a paper or email copy of these documents, you must request one. There is no charge for requesting a copy. To request a copy, please follow the instructions on your Notice and Access Card.

i

FIVE OAKS INVESTMENT CORP.
230 PARK AVENUE
9th FLOOR
NEW YORK, NY 10169
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2018

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

Q.	Why am I receiving these materials?
A.	We have made these materials available to you over the internet or delivered paper copies of these materials to you by mail because the Company’s board of directors is soliciting your proxy to vote your shares of common stock, or shares, at the Company’s 2018 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, June 21, 2018, at 9:30 a.m., local time, at the offices of Dentons US LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020. This Proxy Statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission, or the SEC.
Q.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A.	This year, we are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to all common stockholders of record as of April 27, 2018 the Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.
Q.	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
A.	We provided those stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice about the Internet availability of the proxy materials.

In addition, we are providing the Notice of the Internet availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q.	What is a proxy?
A.	A “proxy” is a written authorization from you to another person that allows such person, the proxy holder, to vote your shares on your behalf. Our board of directors is asking you to allow James P. Flynn, our Chief Executive Officer, and David Oston, our Chief Financial Officer, Secretary and Treasurer, to vote your shares at the Annual Meeting.
Q.	Who is entitled to vote? How many votes do I have?
A.	Our board of directors has fixed the close of business on April 27, 2018 as the date to determine the common stockholders who are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. We refer to such date in this Proxy Statement as the Record Date. On the Record Date, 23,683,164 shares of our common stock were outstanding and eligible to vote. Each share of common stock is entitled to one vote on each matter submitted for stockholder approval. Holders of our Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share are not entitled to notice of or to vote at the Annual Meeting.

Q.	What is the difference between holding shares as a stockholder “of record” and as a “beneficial owner”?
A.	Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer and Trust Company, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to only one of the proposals (ratification of the appointment of Grant Thornton LLP as our independent registered public accountant for the fiscal year ending December 31, 2018). Please see “What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?” for additional information.

We have requested that banks, brokerage firms and other nominees that hold common stock on behalf of beneficial owners as of the close of business on the Record Date forward these materials, together with a proxy card or voting instruction card, to beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Q.	What is the purpose of the Annual Meeting?
A.	At the Annual Meeting, including any adjournment or postponement thereof, our common stockholders will be asked to consider and vote upon two proposals:
1.	Election of the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be duly elected and shall qualify: James C. Hunt, Neil A. Cummins, William A. Houlihan, Walter C. Keenan and David Oston; and
2.	Ratification of the appointment of Grant Thornton LLP, or Grant Thornton, as our independent registered public accountants for our fiscal year ending December 31, 2018.

Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matters in their discretion.

Q.	What does the board of directors recommend?
A.	Our board of directors unanimously recommends that you vote:
•	“FOR” the election of each of the named nominees to our board of directors; and
•	“FOR” the ratification of Grant Thornton as our independent registered public accountants for our fiscal year ending December 31, 2018.
Q.	How do I attend the Annual Meeting? What do I need to bring?
A.	All common stockholders of record on the Record Date are invited to attend the Annual Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. If you hold your shares through a broker or otherwise in street name, please bring a copy of the voting instruction form received from your broker, a brokerage statement reflecting ownership as of the Record Date, a letter from your broker, or other evidence of stock ownership as of the Record Date. Only stockholders who own shares of Company common stock as of the close of business on the Record Date and invited guests will be entitled to attend the Annual Meeting. Registration will begin at 8:30 a.m., local time, and the Annual Meeting will begin at 9:30 a.m., local time on Thursday, June 21, 2018. Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	How do I vote and what are the voting deadlines?
A.	If you hold shares directly in your own name and are the holder of record, you have four voting options. You may vote using one of the following methods:
•	Internet. Under Maryland law, stockholders may validly grant proxies over the Internet. You can vote over the Internet by accessing the website at www.voteproxy.com and following the instructions on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on June 20, 2018. If you vote over the Internet, do not return your proxy card.
•	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on June 20, 2018.
•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this Proxy Statement.
•	In Person. You may come to the Annual Meeting and cast your vote there; this will revoke any proxy previously submitted. We will have ballots available at the meeting.

Even if you plan to be present at the Annual Meeting, we encourage you to vote your common stock by proxy using the Internet, telephone or mail, as described above. Stockholders of record who attend the meeting may vote their common stock in person, even though they have sent in proxies.

If your shares are held in street name, you should follow the voting instructions provided by your broker or nominee. You may also cast your vote in person at the Annual Meeting, but to do so you must request a legal proxy from your broker or nominee.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct.

With respect to Proposal 1 (the election of directors), you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote.

With respect to Proposal 2 (the ratification of Grant Thornton as our independent registered public accountants for our fiscal year ending December 31, 2018), you may vote “FOR”, “AGAINST” or “ABSTAIN.”

Q.	What will happen if I do not vote my shares?
A.	Stockholders of Record. If you are the stockholder of record of your shares and you do not vote in person at the Annual Meeting, or by proxy via the Internet, by telephone or by mail, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange, or the NYSE, your broker or nominee has discretion to vote your shares on routine matters (Proposal No. 2), but does not have discretion to vote your shares on non-routine matters (Proposal No. 1). Therefore, if you do not instruct your broker as to how to vote your shares on Proposal No. 1, this would be a “broker non-vote,” and your shares would not be counted as having been voted on the proposal. We therefore strongly encourage you to instruct your broker or nominee on how you wish to vote your shares.

Q.	What is the effect of a broker non-vote or abstention?
A.	Under NYSE rules, brokers or other nominees which hold shares for a beneficial owner have the discretion to vote on a limited number of routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Maryland law, broker non-votes and abstentions are not included in the determination of the shares of common stock voting on such matter, but are counted for quorum purposes.

Q.	How are the votes counted?
A.	You are entitled to cast one vote for each share of common stock you own. There is no cumulative voting.

We will count your shares as present at the Annual Meeting if you:

•	Are present and vote in person at the Annual Meeting; or
•	Have properly submitted a proxy card or a voter instruction form (as received from your broker/nominee), or voted by telephone or the Internet on a timely basis.

Shares that constitute abstentions and broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum. For all proposals except the proposal to elect each of the named nominees to our board of directors, any such shares that are counted as present but that are not voted (whether by abstention, “broker non-vote” or otherwise) will have the effect of votes “AGAINST” the proposals. With respect to the proposal to elect each of the named nominees to our board of directors, any shares not voted (whether by abstention, “broker non-vote” or otherwise) will have no impact on the election of the members of our board of directors.

Q.	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?
A.	Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals No. 1 and 2.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, brokers and other nominees have the discretion to vote on Proposal 2, a routine matter, but do not have discretion to vote on Proposal 1, a non-routine matter. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal No. 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q.	What if I change my mind after I vote my shares?
A.	If you are a stockholder of record, you can revoke your proxy at any time before it is voted at the Annual Meeting by:
•	Sending written notice of revocation to the Corporate Secretary, Five Oaks Investment Corp., 230 Park Avenue, 9th Floor, New York, NY 10169;
•	Submitting a properly signed proxy with a later date; or
•	Voting by telephone or the Internet at a time following your prior telephone or Internet vote. To be effective, we must receive the revocation of your vote at or prior to the Annual Meeting. You also may revoke your proxy by voting in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person.

If your shares are held in street name, you should follow the instructions provided by your nominee.

Q.	What does it mean if I receive more than one proxy card?
A.	It probably means that your shares of common stock are held in multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your common stock.
Q.	What is a quorum?
A.	A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

Q.	How many votes are needed to approve each item?
A.	For the proposal to elect each of the named nominees to our board of directors, each nominee shall be elected upon receiving a plurality of the votes cast by stockholders entitled to vote and represented at the Annual Meeting in person or by proxy. This means that the nominees with the most votes cast “for” such nominee’s election will be elected to our board of directors.

The proposal to ratify the appointment of Grant Thornton as our independent registered public accountants requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented at the Annual Meeting in person or by proxy, assuming a quorum is present.

Q.	How will voting on any other business be conducted?
A.	Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual Meeting, we do not know of any business or proposals to be considered at the Annual Meeting. If any other matters are properly proposed and presented at the Annual Meeting or any adjournment thereof, your signed proxy card gives authority to each of James P. Flynn and David Oston to vote on such matters in his discretion. In general, the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented at the Annual Meeting in person or by proxy, assuming a quorum is present, is required for a particular matter to be deemed an act of the stockholders. For certain corporate actions, Maryland law may require a greater percentage of affirmative votes in order to be effective.
Q.	What happens if the Annual Meeting is adjourned or postponed?
A.	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.
Q.	How can I find the results of the Annual Meeting?
A.	We will publish the voting results in a current report on Form 8-K, which is required to be filed with the SEC within four business days following the Annual Meeting. You can also review the results in the “Investor Relations” section of our website at http://investor.fiveoaksinvestment.com.
Q.	Who is making and paying for this proxy solicitation?
A.	This proxy is solicited on behalf of our board of directors. The cost of solicitation will be borne directly by the Company. Our directors, officers and other regular personnel may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable costs of sending the proxy materials to our beneficial owners.
Q.	Who will count the votes?
A.	A representative of our transfer agent will be responsible for determining whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.
Q.	What are the deadline and the procedure for proposing actions for consideration at our 2019 Annual Meeting of Stockholders?
A.	Stockholder Proposals for Inclusion in our 2019 Proxy Statement. Under the rules and regulations of the SEC, proposals of stockholders intended to be included in our proxy statement for presentation at our 2019 Annual Meeting of Stockholders (1) must be received by us at our corporate offices no later than December 31, 2018 (120 days preceding the one year anniversary of the mailing date of this Proxy Statement), (2) may not exceed 500 words and (3) must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement and form of proxy for that meeting.

Other Stockholder Proposals. Pursuant to our bylaws, a stockholder desiring to propose any matter for consideration at the 2019 Annual Meeting of Stockholders, other than through inclusion in our proxy materials, must notify the Company’s secretary of such proposal in writing at the Company’s offices not earlier than December 1, 2018 (150 days prior to the one-year anniversary of the date of this proxy statement) and not later than 5:00 p.m., Eastern Time, on December 31, 2018 (120 days prior to the one-year anniversary of the date of this proxy statement). The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice must contain the information specified in, and otherwise comply with, our Second Amended and Restated Bylaws, or bylaws.

Q.	Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
A.	The Company’s principal executive offices are located at 230 Park Avenue, 9th Floor, New York, NY 10169. The Company’s main telephone number is (212) 257-5070.
Q.	Whom should I call with other questions?
A.	If you have additional questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary at the address and/or telephone number set forth in the preceding answer.

Implications of being an “emerging growth company”

We are currently an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act of 2002, and to the extent applicable, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

ANNUAL REPORT

Our 2018 Annual Report to Stockholders, which contains a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (which is not a part of our proxy soliciting materials), excluding exhibits, is available at www.proxyvote.com or alternatively, in the “Investor Relations” section of the Five Oaks Investment Corp. website at http://investor.fiveoaksinvestment.com under the SEC Filings tab. Information on our website does not constitute part of this Proxy Statement.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy. Please follow the instructions on your Notice and Access Card.

YOUR VOTE IS IMPORTANT!

If you are a common stockholder of record, please vote by telephone or Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope. If your shares are held in street name, you should follow the instructions provided by your nominee.

PROPOSAL ONE — ELECTION OF DIRECTORS

Vote Required to Elect Nominees

In accordance with our bylaws, our board of directors has determined that the Company’s board of directors shall consist of five members. Accordingly, a board of five directors is to be elected at our Annual Meeting. Our bylaws provide that at all meetings of stockholders for the election of directors, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote the number of shares of common stock you own for up to five persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the five nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present board of directors to fill the vacancy. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Our charter provides that the term of office of each person elected as a director will continue until the next succeeding annual meeting of stockholders and until his successor has been elected and qualified.

Information About Director Nominees

The following table sets forth the nominees, their ages, their principal positions and the year in which each became a director. Each of the nominees was recommended for selection by the nominating and corporate governance committee. Each of the nominees is currently serving on our board of directors. The biographical information concerning such individuals has been furnished by them to the Company. Age and other information are as of June 21, 2018, the date of the 2018 Annual Meeting. There are no family relationships among any director, executive officer and/or director nominee.

Name	Age	Position Held with Us	Director Since
James C. Hunt	47	Chairman of the Board	2018
David Oston	60	Chief Financial Officer, Secretary, Treasurer and Director	2012
Neil A. Cummins(1)	64	Independent Director	2013
William A. Houlihan(1)	62	Independent Director	2013
Walter C. Keenan(1)	50	Independent Director	2015
(1)	Currently a member of the audit committee, compensation committee and nominating and corporate governance committee. Mr. Houlihan is the chair of our audit committee. Mr. Keenan is the chair of our compensation committee. Mr. Cummins is chair of our nominating and corporate governance committee.

Biographical Information for Nominees

James C. (“Chris”) Hunt joined our Board in January 2018 and serves as our Chairman. Mr. Hunt has 25 years of experience in real estate, real estate finance and corporate governance and management. He currently serves as the CEO and President of Hunt Companies, Inc. and has been a member of the Hunt Companies Inc. Board of Directors since 2001. In addition, he serves as CEO and is on the Board of Directors of various subsidiaries and affiliates of Hunt Companies Inc. Mr. Hunt also oversees Hunt’s private market real estate development and acquisition activities, which includes market rate residential properties and mixed-use retail developments. Mr. Hunt is responsible for establishing relationships with development and financial partners. Mr. Hunt began his career at Hunt in 1993 as Project Developer for Hunt’s construction division, was later appointed Vice President, Executive Vice President and subsequently President. Mr. Hunt received a B.A. in Economics and an MBA from the University of Texas, Austin.

As a consequence of 25 years’ experience in real estate, real estate finance and corporate governance and management, Mr. Hunt is well qualified to provide valuable advice to our board of directors in many important areas.

David Oston has been our Chief Financial Officer, Treasurer, Secretary and a director since our formation in March 2012. He was the CFO, Treasurer and Secretary of our former manager, Oak Circle Capital Partners LLC, since its formation in March 2012, and since January 2018 has been an Executive Vice President of our Manager.

He has more than 30 years’ experience underwriting, investing and managing financial exposures in various sectors of the credit markets. Starting in 2002 through 2008, Mr. Oston was a portfolio manager at Stanfield/Ceres with a focus on structured products and mortgages. Ceres Capital was the investment manager for Victoria. In June 2008, Ceres Capital entered Chapter 11 under the Bankruptcy Code. Mr. Oston became a Managing Director of Ivy Square in 2008, where he remained until joining Oak Circle Capital Partners LLC, our then manager, in 2012. Prior to Stanfield/Ceres, Mr. Oston spent 13 years with Natexis Banques Populaires in a variety of roles, including CFO of the New York branch, where he had responsibility for portfolio and balance sheet management. Mr. Oston started his career at ANZ/Grindlays, where he spent nine years in a variety of credit-related roles, before spending another two years at Banque Bruxelles Lambert. Mr. Oston graduated with an M.A and a B.A. in Economic Geography from the University of Cambridge, in England.

As a consequence of over 30 years’ experience in a wide range of financial and investment management markets, Mr. Oston is well qualified to provide valuable advice to our board of directors in many important areas.

Neil A. Cummins has been an independent director of our board of directors since the closing of our initial public offering, or IPO, in March 2013. Mr. Cummins has been active in international financial markets for over 30 years. Mr. Cummins is currently Chairman of Oak Ridge Investments LLC, a privately-owned investment manager. From 1997 to 2012, Mr. Cummins held a variety of global roles with Barclays Capital, including founding Management Committee member, Global Head of Distribution and Research, Global Head of Strategic Relationship Management and voting member of the Barclays Bank Group Credit Committee. He also served on the Board of Directors of iBoxx Limited and the International Index Company from 2003 to 2005. From 1985 to 1997, Mr. Cummins was a Managing Director of Morgan Stanley, and served on the Board of Directors of Morgan Stanley Bank Luxembourg SA and the Supervisory Board of Morgan Stanley Bank AG, Frankfurt. Prior to 1985, Mr. Cummins worked in the international financial markets, principally with Mellon Bank N.A. Mr. Cummins graduated with a B.A. in Economics from Indiana University.

As a consequence of over 30 years’ experience in international financial markets, Mr. Cummins is well qualified to provide valuable advice to our board of directors in many important areas.

William A. Houlihan has been an independent director of our board of directors since the listing of our common stock on the NYSE in March 2013. Mr. Houlihan has more than 30 years of diversified financial sector and business experience.

He has served since November 2012 as a director and audit committee chairman for Max Exchange, LLC, a privately-owned residential mortgage loan trading business. He has served since 2009 as a director and financial expert on the audit committee of First Physicians Capital Group, a privately-owned healthcare investment company, which was registered with the Securities and Exchange Commission, or SEC, prior to completion of a going-private transaction in January 2015, from April 2013 to September 2014 as Non-Executive Chairman of its board of directors and since May 2013 as the chairman of its audit committee.

He served from July 2013 to July 2015 as lead independent director and chairman of the audit committee of Tiptree Financial Partners, LP, or Tiptree, a publicly traded financial services holding company; and from August 2010 to July 2013 as lead independent director and chairman of the audit committee for Care Investment Trust, a publicly traded healthcare REIT which merged with Tiptree in July 2013. From 2003 to 2010, he was a director of SNL Financial, a privately owned financial information company, and in addition, from 1998 to 2012 he was a director and shareholder of a family-owned commercial real estate investment partnership.

He served from March 2013 to February 2014 as the chief financial officer for Amalgamated Bank, a privately owned company. From 2001 through 2008, Mr. Houlihan was a private investor while he served as transitional Chief Financial Officer for several distressed financial services companies: Sixth Gear, Inc. from October 2007 to November 2008, Sedgwick Claims Management Services from August 2006 until January 2007, Metris Companies from August 2004 to January 2006, and Hudson United Bancorp from January 2001 to November 2003. From 1981 until 2000, and for short-term periods in 2004 and 2007, Mr. Houlihan worked for a number of investment banking companies, including UBS, J.P. Morgan, Keefe Bruyette & Woods, Bear Stearns and Goldman Sachs. He also held several auditing and accounting positions from June 1977 through June 1981.

Mr. Houlihan graduated with an M.B.A. in Finance from New York University Graduate School of Business, and a B.S. in Accounting from Manhattan College. In addition he was licensed as a Certified Public Accountant, but his license is currently inactive. Since January 2017, he has served as an adjunct professor at the Feliciano School of Business at Monclair State University.

On March 13, 2015, Mr. Houlihan settled an administrative proceeding brought by the SEC regarding his alleged failure to file on a timely basis required Schedule 13D amendments and Section 16(a) reports relating to his beneficial ownership of securities of First Physicians Capital Group, Inc., or FPCG. Mr. Houlihan is a member of the board of directors of FPCG and a greater than 10% beneficial owner of FPCG securities. In the settlement, Mr. Houlihan did not admit or deny the SEC’s allegations, consented to the entry of a cease and desist order requiring him not to cause any violation of Sections 13(d)(2) and 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and agreed to pay a civil penalty of $15,000 to the SEC.

As a consequence of Mr. Houlihan’s over 30 years of pertinent experience, qualifications and skills including significant financial expertise and literacy, he is well qualified to provide significant and relevant expertise and advice to our board of directors in relation to many areas, including accounting and financial matters.

Walter C. Keenan has been an independent director of our board of directors since April 2015. Mr. Keenan has over 25 years of experience in the financial services industry as an advisor, investor and executive manager. Since July 2013, he has served as Chief Executive Officer of Advantage Insurance Inc., or Advantage Insurance, a specialty insurance group serving the insurance needs of high net worth individuals and business owners worldwide. Mr. Keenan was a consultant to Advantage Insurance from July 2012 through July 2013. From August 2014 through the completion of its sale to AmTrust Financial Services, Inc. in April 2016, Mr. Keenan served as an independent director and audit committee chair of Republic Companies, Inc., a regional property and casualty insurance company. Prior to joining Advantage Insurance, from March 2011 to October 2011, Mr. Keenan served as Executive Chairman of Medicus Insurance Holdings, Inc., a provider of professional liability insurance to physicians, and was Chairman from July 2006 to March 2011. Before becoming an insurance industry executive, Mr. Keenan worked in private equity as President of JMP Capital, the principal investments group of JMP Group LLC (NYSE: JMP) from 2007 to 2011 and as a Principal of The Cypress Group from 2005 to 2007. Mr. Keenan’s work for JMP and Cypress included strategic investments in two mortgage REIT companies. Mr. Keenan began his career at Morgan Stanley, where he worked in investment banking from 1989 to 2003. Mr. Keenan received a Bachelor of Arts degree with Honors from Southern Methodist University.

As a consequence of over 25 years’ experience in financial services, Mr. Keenan is well qualified to provide valuable advice to our board of directors in many important areas.

Nominee Recommendations

All director nominees were approved by the nominating and corporate governance committee for inclusion in our proxy card for the Annual Meeting.

There are no family relationships among any of our executive officers and directors.

Recommendation of our Board of Directors

Our board of directors recommends that the stockholders vote “FOR” the election of each of the nominees named above.

CORPORATE GOVERNANCE

Our Board of Directors

Our business is managed by our Manager, Hunt Investment Management, LLC, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications.

The NYSE requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors undertakes periodic reviews of director independence. In such reviews, the board of directors considers transactions and relationships between (1) each director, entities with which such person is affiliated and/or any member of such person’s immediate family, and (2) the Company and its subsidiaries and affiliates, in order to ascertain whether any such relationships or transactions are inconsistent with a determination that such person is “independent” in accordance with applicable rules and regulations of the NYSE, applicable law, and the rules and regulations of the SEC. The board of directors bases its determinations primarily on a review of the responses of such persons to questions regarding employment and compensation history, affiliations and family and other relationships between the Company, the directors, and entities with which such persons are affiliated, discussions and analyses with respect to the foregoing, and the recommendations of the nominating and corporate governance committee.

As a result of such reviews, as well as the directors’ responses to the Company’s questionnaire with respect to independence matters, our board of directors has affirmatively determined that all persons who served as directors of the Company during any part of the 2017 calendar year, and all current directors and director nominees, were and are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, with the exception of Mr. Carroll, who until January 18, 2018 was the Company’s Chief Executive Officer and President, Mr. Oston, the Company’s Chief Financial Officer, Secretary and Treasurer, and Mr. Hunt, who is the CEO and President of Hunt Companies, Inc., an entity affiliated with our Manager. Each individual who was a member of the Company’s audit committee, compensation committee, and nominating and corporate governance committee during any part of the 2017 calendar year has been determined by our board of directors to be independent in accordance with such standards as well. In determining that each director other than Messrs. Carroll, Oston and Hunt are independent, in addition to confirming that none of the automatic disqualifications prescribed by the NYSE are applicable to such persons, the board of directors also affirmatively determined that each such person has no direct or indirect material relationship with the Company or its subsidiaries.

As none of Messrs. Cummins, Houlihan or Keenan had or has any direct or indirect relationship with the Company or its subsidiaries, our board of directors affirmatively determined each of them to be independent.

Meetings of Our Board of Directors

During our fiscal year ended December 31, 2017, our board of directors held 12 meetings. During that period, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of our board of directors during the period that he served on such committees.

Executive Sessions of Non-Management Directors

Our non-management directors (who are also our independent directors) meet in executive session at least three times a year and generally at the end of every regularly scheduled board of directors meeting to consider such matters as they deem appropriate, without the Company’s chief executive officer or other management present. In accordance with NYSE listed company rules, “non-management” directors are all those who are not executive officers of the Company or who are not independent by virtue of a material relationship, former status or family membership, or for any other reason. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company’s chief executive officer. Mr. Houlihan, our lead independent director, acts as the chair of the executive sessions of the non-management directors.

Committees of Our Board of Directors

Our board of directors has three standing committees: the audit committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act); the compensation committee; and the nominating and corporate governance committee. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee is comprised of Messrs. Cummins, Houlihan and Keenan, each of whom are “financially literate” under the rules of the NYSE. Each of Messrs. Cummins, Houlihan and Keenan is an independent director. Mr. Houlihan is the chair our audit committee, and our board of directors has determined that Mr. Houlihan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on his education and experience in his respective fields.

The audit committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab. As set forth in the audit committee charter, the audit committee assists our board of directors in overseeing, among other things:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of our internal audit function and independent auditor.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of all periodic reports under the Exchange Act, and prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies, if any, in the design or operation of our internal controls.

The audit committee met six times during the year ended December 31, 2017.

Compensation Committee

The compensation committee is comprised of Messrs. Cummins, Houlihan and Keenan, each of whom is an independent director. Mr. Keenan is the chair of our compensation committee.

The compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab.

In general, the compensation committee has authority and responsibility for the review, evaluation and approval of the compensation structure and levels for all of our executive officers, if applicable. The compensation committee’s responsibilities include, among other things:

•	the sole authority to determine the CEO’s compensation, if any (to the extent that the terms of the agreement with our Manager change and we become responsible for paying the compensation or any other employee benefits of our CEO);

•	reviewing and approving all compensation, if any, for all other executive officers (to the extent that the terms of the agreement with our Manager change and we become responsible for paying the compensation or any other employee benefits of our other executive officers);
•	reviewing and making recommendations regarding all employment, severance or change-in-control agreements, and special or supplemental benefits or provisions applicable to executive officers, if any;
•	overseeing the Five Oaks Investment Corp. Manager Equity Plan, or the Manager Equity Plan, (and any equity incentive plans adopted in the future); and
•	preparing and approving (or causing to be prepared and approved), reviewing and discussing the compensation discussion and analysis and compensation committee report that we will include in our annual proxy statement filed with the SEC.

In fulfilling its responsibilities, the compensation committee is entitled to delegate certain of its responsibilities to a subcommittee. The compensation committee, however, may not delegate its duties relating to the determination of our Chief Executive Officer’s compensation, if applicable, its duty to review and approve compensation for all other officers from time to time, if applicable, or its duty to manage and periodically review the Manager Equity Plan (and any equity incentive plans adopted in the future).

The compensation committee did not meet during the year ended December 31, 2017. The compensation committee did not engage a compensation consultant for the year ended December 31, 2017 because our Manager compensates all of our officers and we have adopted the Manager Equity Plan, pursuant to which we make awards to our Manager, which in turn grants such awards to its employees, officers, members, directors or consultants. Grants to our Manager are allocated first to non-member employees and officers of our Manager, with the balance allocated to members (including our current executive officers) proportionally based on their respective ownership interests in our Manager.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is comprised of Messrs. Cummins, Houlihan and Keenan, each of whom is an independent director. Mr. Cummins is the chair of our nominating and corporate governance committee.

The nominating and corporate governance committee operates under a written charter adopted by our board of directors, a current copy of which is available in the “Investors” section of our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab.

The nominating and corporate governance committee’s responsibilities include, among other things:

•	providing counsel to our board of directors with respect to the organization, function and composition of our board of directors and its committees;
•	reviewing and evaluating, at least annually, the performance of each current director and considering the results of such evaluation in determining whether or not to recommend the nomination of such director for an additional term;
•	overseeing the self-evaluation of our board of directors and our board of director’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to our board of directors changes to our corporate; and
•	identifying and recommending to our board of directors potential director candidates for nomination.

The nominating and corporate governance committee did not meet during the year ended December 31, 2017.

Director Nominations and Qualification Standards

The nominating and corporate governance committee is responsible for reviewing with our board of directors, on an annual basis, the appropriate characteristics, skills and experience required for our board of directors as a whole and its individual members. While the nominating and corporate governance committee has established no minimum eligibility requirements for candidates to serve on our board of directors, in performing its duties, the nominating and corporate governance committee considers any criteria it deems appropriate, including but not limited to the following criteria:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;
•	experience in our industry and with relevant social policy concerns;
•	experience as a board member of another publicly held company;
•	academic expertise in an area of our operations; and
•	practical and mature business judgment, including ability to make independent analytical inquiries.

Each director nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The nominating and corporate governance committee may, in its discretion, consider diversity in identifying nominees for directors. Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our board of directors. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our board of directors for an extended period of time.

In accordance with its charter, the nominating and corporate governance committee identifies individuals that are qualified, consistent with the criteria it deems appropriate, including but not limited to the criteria listed above, to become or continue serving as our directors and that are willing and available to serve. At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the nominating and corporate governance committee recommends such individuals to our board of directors to be nominated by our board of directors and submitted to the stockholders for election at the annual meeting.

We believe that the members of our board of directors represent a desirable mix of backgrounds, skills and experiences, and they all share the personal attributes of effective directors described above. Included in the biographical information set forth above are some of the specific experiences and skills of our directors that led the board to conclude that, in light of our business and structure, such individuals should serve as members of the board.

Pursuant to its charter, the nominating and governance committee will review and consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations, and our certificate of incorporation and bylaws on the same basis that it considers all other candidates recommended to it. In accordance with our bylaws, to recommend a director candidate to the nominating and governance committee, a stockholder must provide us with a written notice that contains all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder. In addition, the notice must be accompanied by a certificate executed by such person (i) certifying that such person (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us and (b) will serve as our director if elected; and (ii) attaching a completed director questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to such person that would be required to be disclosed in connection with the solicitation of proxies for the election of such person as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in our bylaws. All director candidate recommendations and formal nominations for membership to our board of directors for the Annual Meeting must be sent to our principal executive offices and received by the date specified for stockholder proposals. See “Q. What are the deadline and the procedure for proposing actions for consideration at our 2019 Annual Meeting of Stockholders?” above. The presiding officer at our Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Director Attendance at Annual Meetings

We believe that directors’ attendance at annual meetings can provide investors with an opportunity to communicate with directors about issues affecting the Company. In furtherance of our objective to provide investors with open lines of communication to the directors, we have adopted a policy that our directors will make reasonable efforts to attend annual meetings of stockholders. The Company held its 2017 Annual Meeting of Stockholders on July 12, 2017, and it was attended by all then-current members of our board of directors.

Voting Standard for Director Elections

Our bylaws provide that at all meetings of stockholders for the election of directors, directors shall be elected by a plurality of the votes cast, at a meeting at which a quorum is present, by holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Communications with Our Board of Directors

To send communications to our board of directors, the non-management members as a group, the independent directors as a group, or any of the directors individually, interested parties (including, but not limited to, stockholders) may contact them in writing at Five Oaks Investment Corp., 230 Park Avenue, 9th Floor, New York, NY 10169 or by telephone at (212) 257-5070. All communications will be compiled and submitted to our board of directors or the individual directors on a periodic basis, unless there are safety or security concerns that mitigate against further transmission of the communications, as determined by the Corporate Secretary in consultation with the Company’s legal counsel. Our board of directors or individual director so addressed shall be advised of a communication withheld for safety or security reasons as soon as practicable.

Interested parties (including, but not limited to, stockholders) that wish to make concerns known to Five Oaks Investment Corp.’s non-management or independent directors may also do so by calling the Ethics Hotline number listed in the Company’s Code of Business Conduct and Ethics and Policy Against Insider Trading, posted on the “Investors Relations” section our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab and indicating they would like the matter referred to such directors.

Code of Ethics

Concurrently with our initial public offering, or IPO, we adopted a Code of Business Conduct and Ethics and Policy Against Insider Trading that is applicable to all of our executive officers and other personnel, including our principal executive officer, our principal financial officer, our principal accounting officer, our controller, and persons performing similar functions for the Company. The Code of Business Conduct and Ethics and Policy Against Insider Trading establishes policies and procedures that we believe promote adherence to, and the conduct of business according to, the highest ethical standards. A copy of our Code of Business Conduct and Ethics and Policy Against Insider Trading is available on the “Investors Relations” section of our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab.

Corporate Governance Guidelines

Concurrently with our IPO, we adopted a set of Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for the governance of our board of directors. The nominating and corporate governance committee is responsible for overseeing these guidelines and reporting and making recommendations to our board of directors concerning corporate governance matters. From time to time, the nominating and corporate governance committee reviews our Corporate Governance Guidelines and, if necessary, recommends changes to the full board of directors. Our current Corporate Governance Guidelines are available in the “Investors Relations” section of our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab.

Board Leadership Structure

Our business is conducted day-to-day by our officers and our Manager, under the direction of our chief executive officer and the oversight of our board of directors, to enhance our long-term value for our stockholders. Our board of directors is elected by our stockholders to oversee our officers and our Manager and to assure that the long-term interests of the stockholders are being served.

Our board of directors annually appoints a chairman of the board, who may or may not be our chief executive officer. If the individual appointed as chairman of the board is our chief executive officer or is not an independent director, our board of directors will also appoint a lead independent director. Our board believes that it should have the flexibility to select the chairman and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interest of the Company and its stockholders. In January 2018, our board of directors separated the chief executive officer and chairman of the board positions, by appointing James Hunt as our chairman and James Flynn as our chief executive officer.

William A. Houlihan is, and will continue to serve as, our lead independent director. Our lead independent director chairs executive sessions of the independent directors of the board of directors, and meetings of the full board of directors when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full board of directors and management.

Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. Our board of directors understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

The Role of the Board of Directors in Risk Oversight

Our board of directors is responsible for overseeing our risk management policies and practices. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to our board of directors on our overall risk profile and the processes by which such risks are mitigated. Our Manager’s employees also regularly report to our board of directors on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our board of directors that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are being addressed. We do not believe that our board of directors’ role in risk oversight affects its leadership structure (discussed above), however, we believe that our board of directors’ ability to discharge its risk oversight is enhanced by the service of our chief executive officer as a director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our executive officers, directors and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC. These persons are also required by SEC rules and regulations to furnish us with copies of these reports.

Based solely on our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that, during the year ended December 31, 2017, all of these filing requirements applicable to our directors, executive officers, and greater than 10% stockholders were complied with on a timely basis.

DIRECTOR COMPENSATION

Executive directors

A member of our board of directors who is also an employee of our Manager or any of our or its affiliates is referred to as an executive director. David Oston and James C. Hunt are executive directors. Executive directors do not receive cash compensation for serving on our board of directors. However, we have adopted the Manager Equity Plan pursuant to which we make awards to our Manager which in turn, grants such awards to its employees, officers, members (including our current officers), directors or consultants. The purpose of any such grants will be to encourage their respective individual efforts toward our continued success, long-term growth and profitability and to reward and retain them.

Independent directors

As compensation for serving on our board of directors in 2017, each independent director received an annual cash retainer of $50,000, paid in arrears, and an annual retainer of 1,500 restricted shares of our common stock, granted under our Manager Equity Plan. The grants of restricted stock are generally made immediately following our annual stockholders’ meeting, and vest in full on the first anniversary of the grant date, subject to continuing service on our board of directors on the vesting date. We also reimbursed these independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at full board of directors and committee meetings. In addition, the chair of our audit committee was paid an annual cash retainer of $15,000, and the chairs of our compensation committee and our nominating and corporate governance committee each were paid an annual cash retainer of $10,000, in each case in addition to the annual retainer of $50,000 paid in cash and the grant of 1,500 restricted shares of our common stock.

Our senior management reports once a year to the full board of directors or the compensation committee regarding the status of our non-management director compensation in relation to other U.S. companies of comparable size and our competitors. Such report includes consideration of both direct and indirect forms of compensation to our non-management directors and recommends any changes in non-management director compensation. Director fees are the sole form of compensation that members of our audit committee receive from us.

As of December 31, 2017, all elements of director compensation for 2017 remain unchanged from the compensation plan utilized in 2016.

Director Compensation for 2017

The table below sets forth the compensation paid to each individual serving as a non-executive director at any time during 2017*.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Neil A. Cummins	$60,000	$6,495	$70,245
William Houlihan	65,000	6,495	75,245
Walter C. Keenan	60,000	6,495	68,445
*	Columns for “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” have been omitted because they are not applicable.
(1)	The amounts in this column reflect the aggregate grant date fair value of grants of restricted stock to each listed director on October 18, 2017, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our audited financial statements for the fiscal year ended December 31, 2017. As of December 31, 2017, each of Messrs. Cummins, Houlihan, and Keenan held 1,500 unvested shares of restricted stock (and Messrs. Cummins and Houlihan each held 6,000 shares of formerly restricted stock that vested prior to such date, and Mr. Keenan had outstanding 3,000 shares of restricted stock that vested prior to such date).

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our common stock and 8.75% Series A Cumulative Redeemable Preferred Stock, or Preferred Stock, as of April 20, 2018, by: (1) each director of the Company, (2) each executive officer of the Company, (3) all directors and executive officers of the Company as a group, and (4) all persons known by us to be beneficial owners of more than 5% of any class of our voting securities.

In accordance with SEC rules, beneficial ownership includes: all shares the investor actually owns beneficially or of record; all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of each of the individuals listed below is the address of our principal executive office, 230 Park Avenue, 19th Floor, New York, New York 10169. None of our shares of common stock beneficially owned by any of our directors or executive officers have been pledged as security.

Beneficial Ownership Table

Name and Address	Shares of Common Stock Owned	Percentage of Common Stock Owned	Shares of Preferred Stock Owned	Percentage of Preferred Stock Owned
5% Holders	—	—
XL Investments Ltd(1)	3,330,550	14.06%	—	—
XL Global, Inc.(2)	10,230	*	—	—
Hunt Companies Equity Holdings LLC(3)	2,249,901	9.50%	—	—
Directors and Executive Officers
James C. Hunt	—	*	—	—
James P. Flynn	—	*	—	—
Michael Larsen	—	*	—	—
David Oston	40,352	*	—	—
Neil A. Cummins	22,294	*	—	—
William Houlihan	40,293	*	—	—
Walter C. Keenan	11,511	*	—	—
All directors and executive officers as a group (seven persons)	114,450	0.48%
*	Represents less than 1% of the shares of our common stock outstanding.
1.	XL Investments Ltd, or XL Investments, is the record owner of 3,330,550 shares of common stock. XL Group Ltd is the ultimate parent holding company of XL Investments and indirectly owns all of the equity interests of XL Investments. XL Group Ltd is a Bermuda exempted company whose ordinary shares are listed on the NYSE. The address for XL Investments is One Bermudiana Road, Hamilton HM08, Bermuda. Pursuant to an agreement dated January 18, 2018, with affiliates of Hunt Companies, Inc., XL Investments agreed to terminate warrants to purchase 3,753,492 shares of common stock held by XL Investments.
2.	XL Global is the record owner of 10,230 shares of common stock. XL Group Ltd is the ultimate parent holding company of XL Global and indirectly owns all of the equity interests of XL Global. XL Group Ltd. is a Bermuda exempted company whose ordinary shares are listed on the NYSE. The address for XL Global is 200 Liberty Street, 22nd Floor, New York, New York 10281.
3.	Pursuant to the terms of a securities purchase agreement with us dated January 18, 2018, Hunt Companies Equities Holdings LLC, or Hunt CE Holdings LLC, agreed to purchase 1,539,406 shares of common stock for an aggregate purchase price of $7,342,967. In addition, pursuant to the terms of a share purchase agreement dated January 18, 2018, between Hunt CE Holdings LLC and XL Investments, Hunt CE Holdings LLC agreed to purchase 710,495 shares of common stock for an aggregate purchase price of $3,389,061.
4.	Excludes David C Carroll and Kian Fui (Paul) Chong, who as of March 1, 2018, were no longer directors or officers of the Company.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our board of directors has selected Grant Thornton as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Grant Thornton has served as our independent registered public accountants since our formation in the fiscal year ended December 31, 2012. A representative of Grant Thornton is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accountants is not required by our bylaws or other applicable legal requirement. However, in recognition of the importance of this matter to our stockholders, the appointment of Grant Thornton is being submitted to the stockholders for ratification. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

Affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present.

Recommendation of our Board of Directors

Upon the recommendation of the audit committee, our board of directors recommends that the stockholders vote “FOR” the ratification of Grant Thornton as our independent registered public accountants for our fiscal year ending December 31, 2018.

FEES BILLED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees and expenses paid to our principal accountant, Grant Thornton LLP, for the years ended December 31, 2017 and 2016 consisted of the following:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees(1)	$806,660	$622,980
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$806,660	$622,980
(1)	Represents fees and expenses for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with our regulatory filings.

PRE-APPROVAL POLICY

The audit committee charter provides that the audit committee of our board of directors shall pre-approve all audit services, audit-related tax services and other permitted services to be performed for us by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board, the audit committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. During 2017, all of the above services were approved by the audit committee in accordance with this policy.

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by our board of directors. It is available on the “Investors Relations” section of our website at http://investor.fiveoaksinvestment.com under the Corporate Governance tab. The charter includes a calendar that outlines the audit committee’s duties and responsibilities quarter-by-quarter. The audit committee reviews the charter and calendar annually.

The primary purpose of the audit committee is to: (i) assist the board of directors with its oversight responsibilities regarding: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of our internal audit function and independent auditor; (ii) prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and (iii) be directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditor, who shall report directly to the committee, and have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements with the independent auditor.

The audit committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent auditor, Grant Thornton, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

During the year ended December 31, 2017, the audit committee fulfilled its duties and responsibilities generally as outlined in the charter and the accompanying calendar. Specifically, the committee, among other actions:

•	reviewed and discussed with management and the independent auditor our consolidated financial statements, related periodic reports filed with the SEC, and quarterly earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information;
•	reviewed with the independent auditor, management, and the internal auditor, as appropriate, the audit scopes and plans of both the independent auditor and the internal auditor;
•	reviewed and discussed with the independent auditor and internal auditor the adequacy of our risk management processes and system of internal control;
•	met in periodic executive sessions with the independent auditor to review any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters; and
•	meet in periodic executive sessions with the internal auditor to discuss the responsibilities, budget and staffing of our internal audit function and any issues that the internal auditor believes warrant audit committee attention.

The audit committee has reviewed and discussed with management and the independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2017, and the independent auditor’s report on those financial statements. Management represented to the audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. Grant Thornton presented the matters required to be discussed with the audit committee by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16 Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

The audit committee recognizes the importance of maintaining the independence of our independent auditor, both in fact and appearance. Consistent with its charter, the audit committee has evaluated Grant Thornton’s qualifications, performance and independence, including that of the lead audit partner.

As part of its auditor engagement process, the audit committee considers whether to rotate the independent audit firm. The audit committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the audit committee. Our pre-approval policy is more fully described under the caption “Pre-Approval Policy” above. In addition, Grant Thornton has provided the audit committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the firm’s independence with Grant Thornton.

Based on the reviews and discussions described above, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC. The audit committee also has selected Grant Thornton as the independent registered public accounting firm for fiscal year ending December 31, 2018. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.

Audit Committee

Neil A. Cummins
William A. Houlihan (Chairman)
Walter C. Keenan

OTHER MATTERS

Other than the two proposals included in this Proxy Statement, we know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of the Record Date. Each officer holds office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified. There are no family relationships among any director, executive officer, and/or director nominee.

Name	Age	Position Held With us
James P. Flynn	40	Chief Executive Officer
Michael Larsen	38	President
David Oston	59	Chief Financial Officer, Secretary, Treasurer and Director

Biographical Information for Executive Officers

James P. Flynn has been our Chief Executive Officer since January 2018. He has over 15 years’ experience in the financial markets. Mr. Flynn currently serves as President and Chief Investment Officer of Hunt Mortgage Group, a wholly owned subsidiary of Hunt Companies, Inc., an affiliate of our Manager. Mr. Flynn joined Hunt Mortgage Group (formerly Centerline Capital Group) in 2007 and is a member of its executive management team and investment and credit committees. Prior to joining Hunt Mortgage Group, Mr. Flynn practiced law at Gibson Dunn & Crutcher LLP in its real estate practice group and prior to that Mr. Flynn was an investment banker at Lehman Brothers. Mr. Flynn received a B.S. in Finance and Accounting from the McDonough School of Business at Georgetown University, magna cum laude and JD from Columbia University Law School, Harlan Fiske Stone Scholar. Mr. Flynn is a member of the California State Bar, ULI, CREFC, MBA and NAREIM.

Michael Larsen has been our President since January 2018. He has over 15 years’ experience in the financial markets. Mr. Larsen currently serves as Senior Managing Director, Chief Financial Officer and Chief Operating Officer of Hunt Mortgage Group, a wholly-owned subsidiary of the Hunt Companies, Inc., an affiliate of our Manager. Mr. Larsen joined Hunt Mortgage Group (formerly Centerline Capital Group) in 2002 and is a member of its executive management team and investment committee. Prior to joining Hunt Mortgage Group, Mr. Larsen worked in the real estate consulting and structured finance practices at Arthur Andersen. Mr. Larsen received a B.A. from the University of Pennsylvania and an MBA from Columbia University. Mr. Larsen has been a participant in the Real Estate Roundtable’s TPAC and RECPAC committees and is a member of the MBA.

David Oston. See “Proposal One — Election of Directors” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On January 18, 2018, we entered a new management agreement with HIM, which replaced the previous management agreement we had executed on May 16, 2012, with Oak Circle Capital Partners LLC, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. All of our executive officers are employees of our Manager, or affiliates thereof. Pursuant to the prior management agreement, we paid our Manager a monthly management fee and reimbursed our prior Manager for certain expenses. For the years ended December 31, 2017 and 2016, the Company incurred management fees under the management agreement of $2,215,050 and $2,472,353, respectively. In addition, the Company is required to reimburse the Manager for operating expenses related to the Company incurred by the Manager, including accounting services, auditing and tax services, technology and office facilities, operations, compliance, legal and filing fees, and miscellaneous general and administrative costs, including the cost of non-investment management personnel of the Manager who spend all or a portion of their time managing the Company’s affairs. For the years ended December 31, 2017 and 2016, the Company incurred reimbursable expenses of $4,127,549 and $4,747,275, respectively.

Relationship with the XL Group of Companies

XL Investments, an indirect wholly owned subsidiary of XL Group Ltd., purchased $25.0 million of our shares of common stock in May 2012. As part of its investment in May 2012, XL Investments also agreed to make an additional investment in us of up to $25.0 million, subject to certain conditions and over a period of time. The conditions were deemed satisfied upon the closing of our IPO, and accordingly XL Investments accelerated the timing of its investment and bought $25.0 million of our common stock in a concurrent private placement at the IPO price, or 1,666,667 shares. Pursuant to a share purchase agreement dated January 18, 2018, XL Investment agreed to sell 710,495 shares to Hunt Companies Equities Holdings, LLC. Accordingly, as of March 1, 2018, XL Investments owned 14.06% of our common stock. Despite the reduction in the number of shares of our common stock owned by, and an agreement to terminate all of the warrants previously held by, XL Investments, it maintains a significant ownership stake in us and therefore, XL Investments will continue to have the ability to influence the outcome of matters that require a vote of our stockholders, including a change of control.

We have agreed with XL Investments that, for so long as XL Investments and any other of the XL group of companies collectively beneficially own at least 9.8% of our issued and outstanding common stock (on a fully diluted basis), XL Investments will have the right to appoint an observer to attend all board of directors’ meetings but such observer will have no right to vote at any board of directors meeting. The board observer will be indemnified by us to the same extent as our directors.

Our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors has granted XL Investments an exemption from the 9.8% ownership limitation.

April 20, 2018, we entered into a contract for director and officer insurance policy with an affiliate of XL Investments. The cost of the insurance policy was entered into and negotiated on an arm's length basis.

Relationship with the Hunt Companies, Inc. Group of Companies

On January 18, 2018, we entered into a series of transactions with affiliates of the Hunt Companies, Inc. (“Hunt”). Having simultaneously agreed to terminate the management agreement with our prior manager, Oak Circle Capital Partners, LLC, we entered into a new management agreement with Hunt Investment Management, LLC (“HIM”), pursuant to which HIM provides for the day-to-day management of our operations. Additionally, another affiliate of Hunt purchased 1,539,406 shares of our common stock in a private placement, and purchased a further 710,495 shares of common stock from XL Investments, resulting in Hunt owning an aggregate of 9.50% of our common stock upon closing of the transaction. Hunt Mortgage Group, another affiliate of Hunt, has granted a right of first offer on certain commercial real estate or multi-family loans which are floating-rate and bridge or transitional in nature.

As a consequence of affiliates of Hunt serving as our Manager, maintaining a significant ownership stake in us, and originating loans and credit risk securities that we will purchase and hold on our balance sheet, the potential exists for conflicts of interest to arise in our relationship with Hunt. In addition, after an initial grace period of 12 months, we will be required to pay our Manager an incentive fee if our core earnings (as defined in our management agreement) exceed a hurdle rate of 8% per annum. This may encourage our Manager to take excessive risks with our investment, hedging or business strategies in order to manage our core earnings such that they will exceed the hurdle rate, and therefore that an incentive fee will be payable. Our board of director’s is responsible for supervising our Manager, and ensuring that in managing our day-to-day operations, our Manager does so in a manner that appropriately addressees any potential conflicts of interest. There is no guarantee that the policies and procedures adopted by us, the terms and conditions of the Management Agreement or the policies and procedures adopted by our Manager, Hunt and their respective affiliates, will enable us to identify, adequately address or mitigate all potential conflicts of interests.

We entered into a Shareholder Agreement with Hunt Companies Equity Holdings, LLC (“HCEH”) pursuant to which, the Company granted HCEH the right to designate one designee to the Company’s Board. The right granted to HCEH expires at such time as HCEH’s and its affiliates “beneficial ownership” of the Company’s common stock as determined pursuant to Rule 13d-3 under the Exchange Act of 1934, is less than 5%.

Registration Rights Agreements

We have entered into a registration rights agreement with XL Investments, Oak Circle Capital Partners LLC, Messrs. Carroll, Chong and Oston, and Darren Comisso and Thomas Flynn (executive officers of our prior Manager) pursuant to which we have agreed to register the resale of shares of common stock owned by XL Investments and its transferees, any shares of common stock owned from time to time by Messrs. Carroll, Chong, Comisso, Flynn and Oston and their transferees and any shares of common stock and warrants that we may grant to Oak Circle Capital Partners LLC under the Manager Equity Plan, which we collectively refer to as the registrable securities. Pursuant to the registration rights agreement, XL Investments and its affiliated transferees have the right to demand that we cause their registrable securities to be registered for resale on a registration statement. All other holders of registrable securities have the option to include their registrable securities in such registration statement and we must maintain the effectiveness of such registration statement until all the registrable securities are sold under a shelf registration statement or another registration statement, or until all the registrable securities are eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, without volume limitation or other restrictions on transfer; however, XL Investments and its affiliated transferees are limited to two demand registrations. The registration rights agreement also requires us to file a “shelf registration statement” for the remaining registrable securities as soon as practicable after we become eligible to use Form S-3, and we must maintain the effectiveness of this shelf registration statement until all the registrable securities have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act. On April 29, 2016, we filed a “shelf registration statement” for the registrable securities, which was declared effective by the SEC on July 20, 2016.

On January 18, 2018, we entered into an additional registration rights agreement with Hunt Companies Equity Holdings, LLC, pursuant to which we agreed to register the resale of shares of common stock owned by Hunt Companies Equity Holdings, LLC. Pursuant to the registration rights agreement, Hunt Companies Equity Holdings, LLC, and its affiliated transferees were provided with certain demand and piggyback registration rights in respect of shares of our common stock owned or subsequently acquired by them.

Related Party Transaction Policies

Concurrently with our IPO, our board of directors adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are or are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person must promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the compensation committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the compensation committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our charter and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any individual who is a present or former director or officer of ours or (2) any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. We have the power, with the approval of our board of directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of ours in any of the capacities described in (1) or (2) above and to any employee or agent of ours or a predecessor of ours. However, the Maryland General Corporation Law, or MGCL, prohibits us from indemnifying a director or officer for any act or omission if:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

In addition, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a proceeding in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. However, indemnification with respect to any proceeding by us or in our right or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received shall be limited to expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received.

We have entered into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

The above-described limitation of liability and indemnification may be held not to be enforceable for violations of the federal securities laws of the United States.

Independence Determinations

Our board of directors undertakes periodic reviews of director independence. In such reviews, the board of directors considers transactions and relationships between (1) each director, entities with which such person is affiliated and/or any member of such person’s immediate family, and (2) the Company and its subsidiaries and affiliates, in order to ascertain whether any such relationships or transactions are inconsistent with a determination that such person is “independent” in accordance with applicable rules and regulations of the NYSE, applicable law, and the rules and regulations of the SEC. The board of directors bases its determinations primarily on a review of the responses of such persons to questions regarding employment and compensation history, affiliations and family and other relationships between the Company, the directors, and entities with which such persons are affiliated, discussions and analyses with respect to the foregoing, and the recommendations of the nominating and corporate governance committee.

As a result of such reviews, as well as the directors’ responses to the Company’s questionnaire with respect to independence matters, our board of directors has affirmatively determined that all persons who served as directors of the Company during any part of the 2017 calendar year, and all current directors, were and are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, with the exception of Mr. Carroll, the Company’s Chief Executive Officer and President prior to January 18, 2018, Mr. Oston, the Company’s Chief Financial Officer, Secretary and Treasurer, and Mr. Hunt, the Company’s Chairman of the Board since January 18, 2018. Each individual who was a member of the Company’s audit committee, compensation committee, and nominating and corporate governance committee during any part of the 2017 calendar year has been determined by our board of directors to be independent in accordance with such standards as well. In determining that each director other than Messrs. Hunt, Carroll and Oston are independent, in addition to confirming that none of the automatic disqualifications prescribed by the NYSE are applicable to such persons, the board of directors also affirmatively determined that each such person has no direct or indirect material relationship with the Company or its subsidiaries.

As none of Messrs. Cummins, Houlihan or Keenan had or has any direct or indirect relationship with the Company or its subsidiaries, they were each deemed to be independent.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our executive officers for the year ended December 31, 2017.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our Manager provides us with all of the personnel required to manage our operations. As a result, our executive officers, all of whom were employees of our Manager for the year ended December 31, 2017, do not receive any cash compensation from us. Instead, we pay our Manager a management fee and our Manager uses the proceeds from the management fee, in part, to pay compensation to its officers and personnel, including our executive officers. We do not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel other than our chief financial officer, general counsel and other corporate finance, tax, accounting, internal audit, legal risk management, operations, compliance and other non-investment personnel of the Manager and its affiliates who spend all or a portion of their time managing our affairs, based on the percentage of time each spends on our affairs. Our Manager makes all decisions relating to the compensation of our executive officers based on such factors as our Manager may determine are appropriate.

Our Manager utilizes compensation programs that are designed, structured and implemented to align with our long-term strategic objectives. Specifically, our Manager’s compensation programs are designed to provide competitive compensation tied to strategic and financial results, differentially reward high performers, and provide an appropriate mix of cash and deferred compensation.

We did not pay any cash compensation to any of our executive officers, nor did we make any grants of plan-based awards, stock options or stock grants of any kind to them for the year ended December 31, 2017; however, we have adopted the Manager Equity Plan pursuant to which we make awards to our Manager which, in turn, grants such awards to its employees, officers, members (including our current executive officers), directors or consultants. We do not provide our executive officers with pension benefits, perquisites or other personal benefits. We do not have any employment agreements with any person and have no arrangements to make cash payments to our executive officers upon their termination from service as our officers or a change in control of the Company.

Certain Risks Related to Compensation

As noted above, we are externally managed by our Manager pursuant to the terms of the management agreement and we do not pay our executive officers any compensation. The base fee under the management agreement is calculated based on a percentage of stockholders’ equity and is payable quarterly in arrears. Calculation of the management fee is not primarily dependent upon our financial performance or the performance of our management, and thus the base management fee does not create an incentive for management to take excessive or unnecessary risks. Pursuant to the new management agreement we signed with our Manager on January 18, 2018, starting in the first full quarter commencing after the first 12-month anniversary of the signing, we are also required to pay our Manager an incentive fee of 20% of the excess of our Core Earnings (as defined in the management agreement) over a hurdle rate of 8% per annum. There is a risk that the introduction of an incentive fee can promote excessive and unnecessary risk.

The initial term of the Management Agreement ends on January 18, 2021. The Management Agreement automatically renews for successive one year terms beginning January 18, 2021 and each January 18 thereafter, unless it is sooner terminated upon written notice delivered no later than 180 days prior to a renewal date by the affirmative vote of at least two-thirds (2/3) of the independent directors of the Board or by a vote of at least two-thirds of our outstanding shares of common stock, based upon a determination that (a) the Manager’s performance is unsatisfactory and materially detrimental to us or (b) the compensation payable to the Manager under the Management Agreement is not fair to us (provided that in the instance of (b), we shall not have the right to terminate the Management Agreement if the Manager agrees to continue to provide services under the Management Agreement at fees that at least two-thirds of the independent directors of the Board determine to be fair, provided further that in the instance of (b), the Manager will be afforded the opportunity to renegotiate its compensation prior to termination). We may also terminate the Management Agreement at any time, including during the initial term, without the payment of any termination fee, with at least 30 days’ prior written notice from us “for cause” as described in the Management Agreement. In the event of a termination of the Manager other than a termination for cause, we are required to pay a termination fee to the Manager. The termination fee is equal to three times the sum of (a) the average annual Base Management Fee and (b) the average annual Incentive Fee, in each case, earned by the Manager during the 24-month period immediately preceding the effective date of termination, calculated as of the end of the most recently completed fiscal quarter before the effective date of termination. Our Manager may terminate the Management Agreement upon written notice delivered no later than 180 days prior to a renewal date.

Insider Trading Policy

We maintain an insider trading policy, which prohibits short selling, dealing in publicly traded options and hedging or monetization transactions in our securities.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis herein with management and, based on such review and discussion, has recommended to our board of directors that such Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2017 and this Proxy Statement.

March 16, 2018

Compensation Committee

Neil A. Cummins
William Houlihan
Walter C. Keenan (Chairman)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, Messrs. Cummins, Houlihan and Keenan were members of our compensation committee. Each of the members of the compensation committee is (and was during his service in 2017) an independent director. No member of the compensation committee at any time during 2017 was an officer or employee of the Company or any of its subsidiaries during 2017, and no such individual was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related person transaction involving the Company. During 2017, none of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers that served as a member of the board of directors or compensation committee of the Company.

CERTAIN INFORMATION NOT DEEMED INCORPORATED BY REFERENCE
IN ANY SECURITIES AND EXCHANGE COMMISSION FILINGS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate all or portions of future filings, including this Proxy Statement, with the SEC, in whole or in part, the Report of the Compensation Committee of our board of directors and the Report of the Audit Committee of our board of directors shall not be deemed to be incorporated by reference into any such filing or deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. In addition, this Proxy Statement includes certain website addresses intended to provide inactive, textural references only. The information on these websites shall not be deemed part of this Proxy Statement.

By order of the board of directors,

James P. Flynn
Chief Executive Officer

New York, New York
April 30, 2018

FIVE OAKS INVESTMENT CORP. 230 PARK AVENUE, 9TH FLOOR NEW YORK, NY 10169 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E46919-P09540 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIVE OAKS INVESTMENT CORP. For Withhold For All To withhold authority to vote for any individual THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSAL 2. 1. Election of the following nominees as directors to serve until the next succeeding annual meeting and until their respective successors shall be duly elected and shall qualify: NOMINEES: 01) James C. Hunt 02) Neil A. Cummins 03) William Houlihan 04) Walter C. Keenan 05) David Oston All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2018. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

*** Exercise Your Right to Vote ***

FIVE OAKS INVESTMENT CORP.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 27, 2018
Date: June 21, 2018 **Time:** 9:30 a.m., local time
Location: The offices of Dentons US LLP
1221 Avenue of the Americas, 25th Floor
New York, New York 10020

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E46921-P09540

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE OF MEETING PROXY STATEMENT ANNUAL REPORT TO STOCKHOLDERS

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 7, 2018 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E46922-P09540

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com FIVE OAKS INVESTMENT CORP. Proxy for Annual Meeting of Stockholders on June 21, 2018 at 9:30 AM Local Time Solicited on Behalf of the Board of Directors E46920-P09540 The undersigned hereby appoints James P. Flynn and David Oston, and each of them, with full power of substitution and resubstitution, and hereby authorizes them to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of Dentons US LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020, on Thursday, June 21, 2018 at 9:30 a.m., local time, and at any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR ALL NOMINEES for director in Proposal 1 and FOR ratification of appointment of auditors in Proposal 2, and according to the discretion of the proxy holders on any	other matters that may properly come before the meeting or any adjournments or postponements thereof. This proxy is revocable. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders prior to the execution of this proxy. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side)